UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 23, 2011

ZHONE TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-32743	22-3509099
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

7195 Oakport Street

Oakland, California 94621

(Address of Principal Executive Offices, Including Zip Code)

(510) 777-7000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 23, 2011, the Board of Directors of Zhone Technologies, Inc. (the “Company”) approved the acceleration of vesting of all unvested options to purchase shares of common stock of the Company that were held by the Company’s senior management as of that date. The acceleration will be effective as of September 30, 2011. Options to purchase an aggregate of approximately 570,000 shares of common stock will be subject to acceleration. The acceleration of these options was undertaken to partially offset previous reductions in cash compensation and other benefits by the Company’s senior management.

The following table summarizes the outstanding options subject to accelerated vesting held by the Company’s Chief Executive Officer, Chief Financial Officer and three other most highly compensated senior managers:

Name	Number of Shares Underlying Options Subject to Acceleration	Average Exercise Price ($)
Morteza Ejabat	280,416	1.86
Kirk Misaka	122,291	1.86
David Misunas	20,146	1.86
Michael Scheck	29,875	1.86
Brian Caskey	43,734	1.69

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 29, 2011	Zhone Technologies, Inc.

	By:	/s/ Kirk Misaka
Kirk Misaka
Chief Financial Officer